Exhibit 99.1

SAKS INCORPORATED ANNOUNCES JULY COMPARABLE STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (August 5, 2010)—Retailer Saks Incorporated (NYSE: SKS) (the “Company”) today announced that owned sales totaled $167.9 million for the four weeks ended July 31, 2010 compared to $160.2 million for the four weeks ended August 1, 2009, a 4.8% increase. Comparable store sales increased 6.4% for the month.

For the second quarter ended July 31, 2010, owned sales totaled $583.4 million compared to $556.4 million for the second quarter ended August 1, 2009, a 4.8% increase. Comparable store sales increased 4.6% for the quarter.

On a year-to-date basis, for the six months ended July 31, 2010, owned sales totaled $1,240.2 million compared to $1,171.5 million for the six months ended August 1, 2009, a 5.9% increase. Comparable store sales increased 5.4% for the six months.

For July, the strongest categories at Saks Fifth Avenue stores were women’s shoes; handbags; women’s sportswear; dresses; fragrances; fashion jewelry; and men’s apparel, footwear, and accessories. Saks Direct performed well during the month.

Saks Incorporated operates 50 Saks Fifth Avenue stores, 55 Saks OFF 5TH stores, and saks.com.

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